UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Patent Purchase Agreement

Effective on December 13, 2024, Mangoceuticals, Inc., a Texas corporation (the “Company”, “we” and “us”), entered into a Patent Purchase Agreement (the “IP Purchase Agreement”), with Greenfield Investments, Ltd (“Greenfield”). Pursuant to the IP Purchase Agreement, we purchased certain patents owned by Greenfield, related to nutraceutical compositions using fungal compounds derived from mushrooms (collectively, the “Patents”), in consideration for 515,000 shares of the Company’s restricted common stock (the “IP Purchase Shares”).

The IP Purchase Agreement, and the purchase of the Patents, closed on December 13, 2024, upon the parties entry into the IP Purchase Agreement, and the IP Purchase Shares were issued on December 16, 2024.

The IP Purchase Agreement included standard representations and warranties and confidentiality and indemnification obligations of the parties, for a transaction of that type and size.

The IP Purchase Agreement also included a grant back license, whereby the Company provided Greenfield, an irrevocable, co-exclusive, non-transferable and non-assignable (except in the event of a change of control), non-sublicensable, worldwide, license to use the Patents for the lives thereof (the “Grant Back-License”). The Grant Back-License is subject to Greenfield paying the Company a royalty of ten percent (10%) of gross worldwide sales of products sold by Greenfield which utilize the Patents, beginning on December 13, 2025, and continuing until the end of the life of the last Patent (the “Royalty Payments”). The Royalty Payments are to be paid to the Company on an annual basis, within 30 days after the end of the calendar year.

Finally, the IP Purchase Agreement granted Greenfield a right of first refusal, which provides that, if at any time prior to December 13, 2027, if we receive an offer to purchase the Patents and determine to accept such offer, or we determine to sell the Patents to a third party, we are required to provide Greenfield the right of first refusal to either match such offer, or negotiate different purchase terms for the Patents.

The Company intends to utilize the Patents by seeking out commercial opportunities that highlight what the Company believes are the patents innovative uses in nutraceuticals, emphasizing the potential for customized health supplements tailored to specific needs.

The foregoing description of the IP Purchase Agreement is only a summary of the material terms of such agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference.

Parent Subsidiary Contribution Agreement

On December 13, 2024, the Company, entered into a Parent Subsidiary Contribution Agreement with Mango & Peaches Corp., a Texas corporation (“Mango & Peaches”), a then recently formed wholly-owned subsidiary of the Company (the “Contribution Agreement”). Pursuant to the Contribution Agreement, the Company contributed substantially all of its assets, including ownership of: (a) its 98% ownership of MangoRx Mexico S.A. de C.V., a Mexican Stock Company; and (b) its 100% ownership of MangoRx UK Limited, a company incorporated under the laws of the United Kingdom (collectively, the “Contributed Assets”), to Mango & Peaches, in order to restructure the ownership and operations of the Company, better segregate such operations and liabilities and provided for the issuance of a portion of the capital of Mango & Peaches to Mr. Jacob Cohen, the Chief Executive Officer of the Company, as additional consideration to Mr. Cohen, as discussed in greater detail below under Item 5.02. In consideration for the transfer of the assets, the Company received 4,999,999 shares of Mango & Peaches’ common stock, bringing its ownership to 5,000,000 shares of common stock of Mango & Peaches upon the closing of the Contribution Agreement.

Pursuant to the Contribution Agreement, Mango & Peaches assumed all of the liabilities of the Company relating to the Contributed Assets contributed, but none of the other liabilities of the Company and the Company agreed to indemnify Mango & Peaches against any damages relating to a breach of any representation or warranty of the Company in the Contribution Agreement, or any claim relating to the Contributed Assets, before the Contribution Effective Date; and Mango & Peaches agreed to indemnify the Company against any damages relating to a breach of any representation or warranty of Mango & Peaches in the Contribution Agreement, or any claim relating to the Contributed Assets, after the Contribution Effective Date. The Contribution Agreement and the contribution and assumption provided for therein was effective December 15, 2024 (the “Contribution Effective Date”).

The foregoing description of the Contribution Agreement is only a summary of the material terms of such agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.2, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above relating to the IP Purchase Agreement and in Item 5.02 below, relating to the A&R Employment Agreement, as it relates to Mango & Peaches, is incorporated into this Item 2.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

The issuance of the IP Purchase Shares was exempt from registration pursuant to an exemption from registration provided by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipient is an “accredited investor”. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 3.03 Material Modifications to Rights of Security Holders.

The information and disclosures in Item 1.01 relating to the Contribution Agreement and Item 5.02 relating to Mango & Peaches is incorporated by reference into this Item 3.03 in their entirety.

Item 5.01 Changes in Control of Registrant.

To the extent required by the rules and requirement of Form 8-K, the information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01 in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement

On December 13, 2024, we entered into an Amended and Restated Executive Employment Agreement with Jacob D. Cohen, our Chief Executive Officer (the “A&R Agreement”).

The A&R Agreement, which has an effective date of December 15, 2024, amended that prior Executive Employment Agreement dated September 1, 2022, by and between the Company and Mr. Cohen, as amended to date (the “Prior Agreement”) to among other things i) expand Mr. Cohen’s duties and obligations to include serving not only as the Chief Executive Officer of the Company, but also as the Chief Executive Officer of Mango & Peaches; ii) extend the term of Mr. Cohen’s engagement to be for a term of three years through December 1, 2027; iii) amended certain provisions of the Prior Agreement relating to the definition of “cause” for termination by the Company and the definition of change of control, to apply in the event that a majority of the members of the Board of Directors change after December 15, 2024, whether or not the directors are nominated by any committee of the Board of Directors; iv) increase Mr. Cohen’s base salary to $360,000 per year and provide that any cash bonus or equity bonus earned by Mr. Cohen will be paid after the end of the fiscal year to which it relates, at the same time and under the same terms and conditions as other executives of the Company; provided that in no event shall the cash bonus or equity bonus be paid later than March 15th of the fiscal year following the fiscal year for which it was earned; v) provide for Mr. Cohen to be paid a flat fee allowance of $7,500 per month which is intended to cover the cost of office space used by Mr. Cohen and all overhead costs associated therewith; vi) provide Mr. Cohen the right to earn a cash bonus of up to $10,000,000, during the term of the A&R Agreement, based on Mango & Peaches meeting certain milestones and achievements (the “M&P Bonus”) as set forth in greater detail in Exhibit B to the A&R Agreement, which at the option of Mr. Cohen can be converted into shares of common stock of Mango & Peaches at a conversion rate of $0.50 per share, as equitably adjusted for stock splits, dividends and recapitalizations of Mango & Peaches. The right to earn any unvested M&P Bonus terminates upon the termination of the A&R Agreement, except (1) if a change of control (as defined in the A&R Agreement) occurs; (2) if the A&R Agreement is terminated by Mr. Cohen for good reason (as defined in the A&R Agreement); or (3) if the A&R Agreement is terminated by the Company for a reason other than “cause” (as defined in the A&R Agreement), in which case the unvested portion of the M&P Bonus shall vest in full to Mr. Cohen upon the occurrence of such change of control or termination, as applicable; vii) increase the severance payable to Mr. Cohen upon a termination of the A&R Agreement by Mr. Cohen for good reason or without “cause” by the Company, each as described in greater detail in the A&R Agreement, the sum of (i) an amount equal to three (3) times his then current annual base salary (up from one (1) times previously), plus (ii) an amount equal to Mr. Cohen’s targeted bonus for the year containing the termination date; and (b) provided Mr. Cohen elects to receive continued health insurance coverage through COBRA, the Company will pay Mr. Cohen’s monthly COBRA contributions for health insurance coverage, as may be amended from time to time (less an amount equal to the premium contribution paid by active Company employees, if any) for twelve (12) months following the termination date; and viii) provide for the compensation payable under the A&R Agreement to be subject to the Company’s clawback policy, to the extent applicable.

The A&R Agreement also provided for Mr. Cohen to be issued (a) 1,700,000 shares of the common stock of Mango & Peaches (representing 25.4% of Mango and Peaches’ outstanding shares of common stock)(the “M&P Common Shares”); and (b) 100 shares of a to be designated series of Series A Preferred Stock of Mango & Peaches. The Series A Preferred Stock shares of Mango & Peaches (the “M&P Series A Shares”), which are expected to be designated shortly after the date of this filing, and issued to Mr. Cohen shortly thereafter, will have the following terms: the right to vote fifty-one percent (51%) of the total vote on all Mango & Peaches shareholder matters, voting separately as a class, and no liquidation, conversion or redemption rights.

As a result of the issuance of the M&P Common Shares, Mr. Cohen obtained, and as a result of the issuance of the M&P Series A Shares, Mr. Cohen will obtain, significant control (or upon the issuance of the M&P Series A Shares, majority control) over substantially all of the assets and operations of the Company, which following the Contribution Effective Date, are held by Mango & Peaches, including the right to vote 75.5% of Mango & Peaches outstanding voting shares as result of his ownership of M&P Common Shares and the M&P Series A Shares, which will provide him the right to approve any merger or consolidation of Mango & Peaches and/or any amendment to the Certificate of Formation of Mango & Peaches.

Additionally, in the event the full amount of the M&P Bonus, vests to Mr. Cohen and he converts such entire M&P Bonus into 20,000,000 shares of common stock of Mango & Peaches pursuant to the conversion terms thereof, he will own 81.3% of Mango & Peaches outstanding common stock (not factoring in any other issuances), and 92.8% of Mango & Peaches’ outstanding voting stock (as a result of the ownership of the M&P Series A Shares and not factoring in any future issuances). There is no assurance that any of the milestones will be reached by Mango & Peaches and/or that any portion of the M&P Bonus will vest to Mr. Cohen.

The Company plans to seek ratification of the terms of the A&R Agreement as it relates to the Mango & Peaches shares issued, and issuable, to Mr. Cohen at the next meeting of shareholders of the Company.

Except as modified by the A&R Agreement, the terms of Mr. Cohen’s employment agreement remained substantially the same as the Prior Agreement, which is described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on May 16, 2024, under the heading “Executive and Director Compensation—Employment Agreements— Jacob D. Cohen, Chief Executive Officer”, which description, as modified by the A&R Agreement, is incorporated by reference herein.

The description of the A&R Employment Agreement and Mango & Peaches above is not complete and is qualified in its entirety by the full text of the A&R Employment Agreement and the Certificate of Formation of Mango & Peaches, copies of which are attached hereto as Exhibits 10.3 and 3.1, respectively, and incorporated by reference into this Item 5.02 in their entirety.

The Company plans to file another Current Report on Form 8-K disclosing the final terms of the Series A Shares, once those are designated at M&P.

Item 8.01 Other Events.

On December 13, 2024, Cohen Enterprises, Inc., which is owned and controlled by Jacob Cohen, our Chief Executive Officer and Chairman (“Cohen Enterprises”), entered into a Note Purchase Agreement with Mill End Capital Ltd. (“Mill End” and the “Note Purchase”). Pursuant to the Note Purchase, Mill End purchased all of Cohen Enterprises rights under that certain outstanding Promissory Note dated October 18, 2024, issued by the Company as borrower, to Cohen Enterprises, as lender, in the original amount of $150,000, in consideration for $150,000.

The description of the Note Purchase above is not complete and is qualified in its entirety by the full text of the Note Purchase, a copy of which is attached hereto as Exhibit 10.4, and incorporated by reference into this Item 8.01 in its entirety.

On December 19, 2024, the Company filed a press release disclosing the acquisition of the patent. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 8.01.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1*	Certificate of Formation of Mango & Peaches, Inc., as filed with the Secretary of State of Texas on December 10, 2024
3.2*	Bylaws of Mango & Peaches, Inc.
10.1*#	Patent Purchase Agreement dated December 13, 2024, by and between Mangoceuticals, Inc., as purchaser and Greenfield Investments, Ltd, as seller
10.2*	Parent Subsidiary Contribution Agreement dated December 13, 2024, by and between Mangoceuticals, Inc. and Mango & Peaches Corp.
10.3*£	Amended and Restated Executive Employment Agreement dated December 13, 2024 and effective December 1, 2024, by and between Mangoceuticals, Inc. and Jacob Cohen
10.4*	Note Purchase Agreement dated December 13, 2024, by and between Cohen Enterprises, Inc., and Mill End Capital Ltd.
99.1*	Press release of Mangoceuticals, Inc. dated December 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Mangoceuticals, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

£ Represents management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: December 19, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer